Exhibit 99.1

Digital River Announces First Quarter 2009 Financial Results

MINNEAPOLIS--(BUSINESS WIRE)--April 29, 2009--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, reports its first quarter financial results.

First Quarter Ended March 31, 2009

GAAP Results

First quarter revenue totaled $102.9 million, compared to $103.6 million during the same period in 2008. These results exceeded management’s first quarter revenue guidance of $96 - $100 million.

First quarter GAAP net income was $16.6 million, or $0.45 per diluted share. This compared to GAAP net income of $18.3 million, or $0.43 per diluted share, in the first quarter of 2008. These results exceeded management’s first quarter earnings guidance of $0.37 - $0.42 per diluted share.

Non-GAAP Results

First quarter non-GAAP net income was $20.8 million, or $0.56 per diluted share. This compared to non-GAAP net income of $22.9 million, or $0.53 per diluted share, in the first quarter of 2008. These results exceeded management’s first quarter earnings guidance of $0.48 - $0.53 per diluted share.

Non-GAAP net income is computed by starting with GAAP pre-tax income as reported on the Company’s statement of income, then adding back amortization of acquisition-related intangibles and stock-based compensation expense, to calculate non-GAAP pre-tax income. This amount is then taxed at 27 percent to arrive at non-GAAP net income. This amount is then divided by fully-diluted GAAP shares outstanding, which includes shares underlying the Company’s convertible senior notes, to derive non-GAAP diluted net income per share. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

“Our first quarter revenue and earnings exceeded expectations,” said Joel Ronning, Digital River’s CEO. “We are very encouraged by the solid growth in our pipeline, the high caliber of companies that we are adding to our client list, and the moderate sequential increase we saw in e-commerce sales activity. We believe these factors combined with our focus on new product development and sales execution will create a strong foundation for future growth. We remain confident in our business strategy and value proposition, and are cautiously optimistic in our outlook for 2009.”

2009 Guidance

Forward-looking guidance for the quarter ending June 30, 2009, is as follows:

Second Quarter

  Revenue of $95 - $97 million;
  GAAP diluted net income per share of $0.27 - $0.30, assuming a 27 percent tax rate; and
  Non-GAAP diluted net income per share of $0.39 - $0.42, assuming a 27 percent tax rate.

Digital River will hold a conference call today at 4:45 p.m. EDT to discuss first quarter financial results. A live webcast of Digital River’s earnings conference call can be accessed at http://www.digitalriver.com/2009/q1earnings/. Alternatively, a live broadcast of the call may be heard by using conference ID # 93106729 and dialing (888) 218-6314 inside the United States or Canada, or by calling +1 (706) 634-9714 from international locations. A webcast replay of the call will be archived on Digital River’s corporate Web site.

About Digital River, Inc.

Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S. as well as Brazil, China, England, Germany, Ireland, Japan, Luxembourg and Taiwan. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the Company’s operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; the variability of foreign exchange rates; our ability to successfully manage our business while undertaking significant internal investments; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the Company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended Dec. 31, 2008. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time-to-time.

The forward-looking statements regarding second quarter 2009 reflect Digital River’s expectations as of April 29, 2009. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
First Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Balance Sheets		As of
	March 31,		December 31,
	2009		2008
Assets
Current assets
Cash and cash equivalents	$347,863		$490,335
Short-term investments	7,000		10,000
Accounts receivable, net	61,411		53,216
Deferred income taxes	7,606		7,613
Prepaid expenses and other	19,299		42,522
Total current assets	443,179		603,686
Property and equipment, net	44,417		41,733
Goodwill	264,643		273,788
Intangible assets, net	29,380		32,222
Long-term investments	91,967		93,213
Deferred income taxes	22,686		24,824
Other assets	744		786
Total assets	$897,016		$1,070,252
Liabilities and stockholders' equity
Current liabilities
Convertible senior notes	$-		$186,195
Accounts payable	202,603		184,361
Accrued payroll	11,979		14,841
Deferred revenue	15,530		13,651
Accrued acquisition liabilities	255		3,278
Other accrued liabilities	36,845		41,336
Total current liabilities	267,212		443,662
Non-current liabilities
Convertible senior notes	8,805		8,805
Other liabilities	15,612		15,712
Total non-current liabilities	24,417		24,517
Total liabilities	291,629		468,179
Stockholders' equity
Common stock	444		432
Treasury stock	(216,600)		(216,163)
Additional paid-in capital	622,630		623,778
Retained earnings	205,687		189,096
Accumulated other comprehensive (loss)/ income	(6,774)		4,930
Stockholders' equity	605,387		602,073
Total liabilities and stockholders' equity	$897,016		$1,070,252

Digital River, Inc.
First Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Condensed Consolidated Statement of Income

	Three months ended
	March 31,
	2009	2008
Revenue	$102,931	$103,634
Costs and expenses:
Direct cost of services	3,942	4,175
Network and infrastructure	10,313	10,188
Sales and marketing	38,447	39,730
Product research and development	12,335	12,670
General and administrative	9,129	10,244
Depreciation and amortization	3,844	3,834
Amortization of acquisition-related intangibles	2,003	2,176
Total costs and expenses	80,013	83,017
Income from operations	22,918	20,617
Interest income	1,189	6,246
Other expense, net	(1,348)	(749)
Income before income tax expense	22,759	26,114
Income tax expense	6,168	7,831
Net income	$16,591	$18,283

Net income per share - basic	$0.45	$0.47
Net income per share - diluted	$0.45	$0.43
Shares used in per share calculation - basic	36,706	38,528
Shares used in per share calculation - diluted	37,227	43,506

Calculation of GAAP Diluted Net Income Per Share

	Three months ended
	March 31,
	2009	2008
GAAP net income	$16,591	$18,283
Add back debt interest expense and issuance cost amortization, net of tax benefit	21	434
Adjusted net income for GAAP EPS calculation	$16,612	$18,717

Net income per share - diluted	$0.45	$0.43
Shares used in per share calculation - diluted	37,227	43,506

Digital River, Inc.
First Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Statements of Cash Flows
	Three months ended March 31,
	2009	2008
Operating Activities:
Net income	$16,591	$18,283
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangibles	2,003	2,176
Change in accounts receivable allowance, net of acquisitions	580	411
Depreciation and amortization	3,844	3,834
Stock-based compensation expense	3,711	3,031
Excess tax benefits from stock-based compensation	(96)	(412)
Deferred and other income taxes	1,555	5,345
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	(10,607)	4,374
Prepaid and other assets	17,399	3,732
Accounts payable	23,129	4,798
Deferred revenue	2,191	1,248
Income tax payable	2,020	(7,357)
Other accrued liabilities	(7,729)	5,190
Net cash provided by operating activities	54,591	44,653

Investing Activities:
Purchases of investments	(2,122)	(94,714)
Sales of investments	10,000	122,050
Cash paid for acquisitions, net of cash received	(3,017)	(16,481)
Purchases of equipment and capitalized software	(6,894)	(4,192)
Net cash (used in)/provided by investing activities	(2,033)	6,663

Financing Activities:
Cash paid for convertible senior notes	(186,660)	-
Exercise of stock options	943	1,985
Repurchase of common stock	-	(137,858)
Repurchase of restricted stock to satisfy tax withholding obligation	(436)	(355)
Excess tax benefits from stock-based compensation	96	412
Net cash used in financing activities	(186,057)	(135,816)
Effect of exchange rate changes on cash	(8,973)	8,512
Net decrease in cash and cash equivalents	(142,472)	(75,988)
Cash and cash equivalents, beginning of period	490,335	381,788

Cash and cash equivalents, end of period	$347,863	$305,800

Cash paid for interest on Convertible Senior Notes	$1,219	$1,219

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)

Calculation of non-GAAP Diluted Net Income Per Share

					Twelve months
	Three months ended				ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2008	2008	2008	2008	2008

GAAP pre-tax income	$26,114	$16,872	$20,641	$22,644	$86,271

Add back: amortization of acquisition-related intangibles	2,176	2,170	2,001	2,044	8,391
Add back: stock-based compensation expense	3,031	3,507	3,623	2,387	12,548
Non-GAAP pre-tax income	31,321	22,549	26,265	27,075	107,210
Income tax expense @ 27%	8,457	6,088	7,092	7,310	28,947
Non-GAAP net income	$22,864	$16,461	$19,173	$19,765	$78,263

Non-GAAP net income per share - diluted	$0.53	$0.40	$0.46	$0.48	$1.86

Shares used in per share calculation - diluted	43,506	41,647	41,620	41,395	42,106

	Three months
	ended
	March 31,
	2009
GAAP pre-tax income	$22,759

Add back: amortization of acquisition-related intangibles	2,003
Add back: stock-based compensation expense	3,711
Non-GAAP pre-tax income	28,473
Income tax expense @ 27%	7,688
Non-GAAP net income	$20,785

Non-GAAP net income per share - diluted	$0.56

Shares used in per share calculation - diluted	37,227

Breakdown of stock-based compensation expense
	Three months
	ended
	March 31,
	2009
Direct cost of services	$169
Network and infrastructure	113
Sales and marketing	1,517
Product research and development	456
General and administrative	1,456
Total	$3,711

Non-GAAP Guidance Reconciliation
	Q2 - 2009 Guidance
	Low		High
Expected GAAP net income per share - diluted	$0.27		$0.30
Add back amortization of acquisition-related costs	0.05		0.05
Add back stock-based compensation expense	0.12		0.12
Tax variability	(0.05)		(0.05)
Expected non-GAAP diluted net income per share	$0.39		$0.42

CONTACT:
Digital River, Inc.
www.digitalriver.com
Investor Relations Contact:
Ed Merritt, 952-540-3362
Vice President, Investor Relations
emerritt@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-253-1234, ext. 38396
Senior Director, Public Relations
gdyrek@digitalriver.com